EXHIBIT 10.02 (Translated)

Lease Contract of Operating Site

Party A (lessor): Shenzhen Qifeng Logistic Chain Service Co., Ltd.

Party B (lessee): Shenzhen Qianhai Jin Wan Hong Industrial Co., Ltd.

According to the Contract Law of the People’s Republic of China and relevant laws and regulations, on the basis of equality, voluntariness and consensus, Party A and Party B shall conclude this contract on the lease of Party A’s factory buildings, warehouses, apartments, office buildings and shops (hereinafter referred to as “operating sites”) by Party B, and both parties shall abide by it jointly.

Part I Basic Agreement on Leasing Operating Sites

Article 1 Location and Area of Business Sites

Party A agrees to lease to Party B some of the operating sites of Qifeng Digi-Tech Park (hereinafter collectively referred to as “Park”) at No. 26 Baili Road, Lilang Community, Nanwan Street, Longgang District, Shenzhen City, Guangdong Province, as follows:

The leasing zone B, the fifth floor and the first area are located on the Sino-foreign transport side, and are used for Party B’s office and production. The total rental area is 1700 square meters (including public shared area). The monthly rent per square meter is 25 RMB, and the monthly rent is 42500 RMB. The total annual rent amount is 510,000 RMB.

Article 2 Term of Lease

The lease period of operating site is from October 18, 2016 to October 17, 2022, totaling 6 years. If the delivery of the leased site is delayed due to the progress of Party A’s project and other reasons, the progress of public transport road construction cannot meet the production needs of the factory, the above period shall be extended accordingly. At that time, the two parties shall begin to calculate the lease start and end period (including the start and end date of the rent-free period) from the date of the formal delivery of the leased site.

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Article 3 Rent and related expenses agreement

1. Party B rents the premises of Party A on a monthly basis. The monthly total amount is 42500 RMB. From October 18, 2019 to October 17, 2022, the rent increases by 20% on the current rental base. (That is to say, the rent of the workshop during this period is 30 RMB per square meter per month).

Party B shall pay Party A the rent for the next month before the 30th of each month. If Party A delays the rent, Party A shall charge 5% of the overdue fee per day according to the number of overdue days. If Party B fails to pay the above rent in full after 15 days, it will be regarded as Party B’s fundamental breach of contract. Party A has the right to unilaterally cancel this contract and investigate Party B’s liability for breach of contract.

2. Within 5 days after the signing of this contract, Party B shall pay Party A the first month rent of 42500 RMB as well as 85000 RMB as the performance bond (if Party B intends to sign with Party A). If a deposit has been paid to the contract, the deposit will automatically be converted into a performance bond. During the lease period, the performance bond shall be used to guarantee Party B’s lawful operation, paying taxes according to regulations, not violating the park management regulations, paying rent and management fees on time, not arrearing employees’ wages, not damaging the facilities or equipment of the operating site, etc. If Party B does not violate the above contents, the contract expires and Party B settles all the expenses. After use, the performance bond will be returned to Party B without interest.

3. Party B shall pay the management fee of the park on a monthly basis, which shall be calculated at 2 RMB per square meter of the leased area of Party B. The total monthly payment is 3400 RMB. From October 18, 2019 to October 17, 2022, the management fee increases by 20% on the current management fee base. The management fee for this period is 2.4 RMB per square meter per month. Party B shall pay Party A the management fee for the next month before the 30th of each month. If the payment is overdue, Party A shall collect 5% of the overdue fee per day according to the number of overdue days. If Party B fails to pay the above management fees in full after 15 days, it will be regarded as Party B’s fundamental breach of contract. Party A has the right to unilaterally cancel this contract and investigate Party B’s liability for breach of contract.

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4. Party B shall pay the water and electricity fees monthly: 1-5 days per month is the payment time (i.e. 1-5 days per month is the payment of the water and electricity fees of last month). The charging methods are as follows: (1) According to the actual amount of water and electricity used in the site every month, the charges are collected according to the charging standards of the water supply and power supply departments. (2) Public water, electricity and losses shall be shared by the tenants according to the proportion of the leased area to the total operating area. Within 5 days after the signing of this contract, Party B shall pay Party A RMB 5000 as a deposit for water and electricity charges. The deposit is used to ensure that Party B pays the water and electricity charges in full and on time. If there are no arrears of water and electricity charges, the deposit will be refunded to Party B without interest.

5. Party A may issue a value-added tax of 5% on rent according to Party B’s needs when receipts are issued for all fees above.

Special invoices (except deposits and performance bonds); special invoices for value-added tax with a tax rate of 6% for management fees (except deposits and performance bonds). The payer and invoice of Party B shall be consistent with the lessee of Party B of the contract (if the payer of the transfer remittance is inconsistent with the invoice and Party B of the contract, Party A shall be deemed to have not received the payment).

Article 4 Use of Operating Sites

Party B shall lease Party A’s premises for office and production purposes, and shall not change their uses by itself. If Party B wants to operate other contents concurrently, it must be approved in writing by Party A. If Party B changes the way of operation of factory buildings and warehouses in an all-round way, Party A’s written consent must be obtained.

Part II Property Management Agreement of Park

Party A is the developer and management unit of the park. Party A has the right to entrust or appoint other property companies to manage the park. Party B must unconditionally comply with this contract and pay the relevant fees on time.

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Article 5 Rent-free period, decoration requirements and other related agreements

1. Party A shall grant Party B a 20-day rent-free period from October 18, 2016 to November 6, 2016. The renovation period is included in the rent-free period, that is, from October 18, 2016 to November 6, 2016, Party B shall complete the renovation and enter the site during the renovation period.

2. When Party B decorates and operates the site, it must first send out drawings or decoration plans to Party A for approval and archiving. The filing does not mean that Party A considers Party B’s decoration to be in conformity with the relevant norms, nor does it mean that Party A agrees to waive the compensation for the structural damage of Party A’s operating site or house caused by the plan. Party B shall be responsible for the standardization and safety of its decoration and comply with the standards required by relevant departments (such as fire control) and ensure the implementation of the following agreements:

(1) The main structure of the building (beams, columns, floors, foundations) shall not be destroyed, and the fire partition wall shall not be within the scope.

(2) The position of the sewer shall not be changed.

(3) The color of exterior wall tiles, rolling gates and glass shall not be changed.

(4) The position of the signboard shall not be expanded.

(5) No sun canopy, clothes hanger, shelf or other billboards shall be installed on the outer wall to affect the overall image.

(6) No passageway shall be occupied and no tap shall be installed outside the business site or store.

(7) Installation of water and electricity facilities must be entrusted to units or individuals with construction qualifications.

(8) If a loft is to be built in a business site, it must comply with the regulations and sign a contract for safe use of the loft with Party A before construction can be carried out.

3. In case of any violation of the above-mentioned provisions, Party A shall order the rectification to be restored within a time limit. If the rectification has not been restored after two orders, Party A shall have the right to rectify itself, and Party B shall bear the cost of rectification. If Party B refuses to accept the rectification, it will be regarded as Party B’s fundamental breach of contract.

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4. Party A shall supply power to the business site or business portal; Party B shall be responsible for the installation of power utilities or facilities.

5. The installation and use of all facilities and equipment of Party B shall be approved by Party A and the installation and use plan shall conform to the government.

Provisions of relevant government departments (e.g. fire departments). Party B shall be responsible for all losses (including, but not limited to, indirect economic losses), damage and personal injury caused by improper installation and use of the above equipment.

Article 6 Agreement on Weight Bearing and Property Overhaul or Maintenance of Leased Sites

1. Party B leases 1-4 floors of factory buildings and warehouses of Party A’s operating site with 1000 KG/and 5-9 floors with 500 KG/, of which each floor of Park E bears 200 KG/. After Party B leases Party A’s business premises, Party B shall not overweight install machinery and equipment or store goods. Otherwise, it will cause floor cracks, elevator damage or collapse, all consequences and liabilities will be borne and compensated by Party B.

2. Party A’s staff members have the right to inspect and repair the property at various operating sites or shops from time to time.

3. Party B shall notify Party A in writing when it finds out that the leased property is out of order. Party A shall send personnel to repair the leased property after receiving the notice.

4. The indoor water supply, power supply and other non-fixed assets do not belong to the maintenance scope of Party A. If the indoor sewer is blocked due to improper use by Party B, Party B shall be responsible for it.

5. During the contract period, Party B shall be responsible for repairing and bear the cost of repairing the rolling gate when problems occur after the warranty period.

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6. Party B shall repair and repair all decorations and fittings in the business premises or shops if they are damaged during the lease period.

7. Party B shall be responsible for any damage to the water meter, electricity meter, door plate, signboard and other supporting facilities in Party B’s operating site.Replacement or maintenance at Party B’s own expense.

Article 7 Agreement on Return and Renewal of Property

1. After the expiration of the lease term, if Party B does not violate the terms of this contract during the period of this contract, Party B has the priority to renew the lease under the same conditions. Party B shall submit a written renewal application to Party A two months before the expiration of this contract. After Party A’s consent, the two parties shall sign another lease contract for operating sites.

2. If Party B fails to submit a written application for renewal to Party A two months before the expiration of this contract, Party B shall be deemed not to renew it.

About this contract, Party B shall remove the mechanical equipment or goods of the operating site before the expiration of this contract, return the well-maintained operating site to Party A, and handle the relevant settlement procedures with Party A. If Party B fails to empty all the items in the operating site on the expiration of the contract, Party B shall be deemed to automatically renounce the ownership of all facilities, equipment, goods and other items in the operating site, and Party A shall have the right to dispose of all the facilities, equipment and goods in the operating site on its own.

3. When the lease expires or Party B exits halfway (the contract is cancelled due to Party B’s breach of contract), Party B must return the well-maintained business site to Party A; Party B shall not dismantle all the auxiliary facilities such as attic, ceiling, floor tiles, light tube and electric wiring in the business site after decoration, which shall be owned by Party A without any compensation.

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Article 8 Agreement on Public Buildings and Facilities

1. Party B shall not park vehicles, occupy or place goods in public corridors of the park. It is strictly forbidden to pile up articles on both sides of firefighting facilities.

2. All public facilities and places in the park are owned by Party A. Party A has the right to control and use them. Party B shall not occupy them freely.

3. Party A has the right to lease all advertising space in the park. Party B shall not occupy it without Party A’s consent.

Article 9 Vehicle Management

1. All vehicles (including trucks, vans and tricycles) operating in the park must accept or submit to the unified management of the park management office. Party A provides two parking spaces for Party B free of charge.

2. All vehicles of Party B must be registered in the administrative office and subject to the management of the Park Administrative office. Party B shall not park the vehicles at the entrance of public areas and other people’s business sites or occupy passages without authorization at any time, and must park in the designated area stipulated by the Park Management Office.

Article 10 Health management and punishment

1. Party B shall keep the appearance of the building beautiful and complete, and shall not post painted advertisements or other pastes on the outside walls or doors of the business site.

2. Party B’s domestic garbage must be packed in garbage bags and placed in its own business site, which shall be collected regularly by cleaners. It is strictly forbidden to litter or dump rubbish.

3. Party A only collects or disposes of Party B’s daily garbage. Party B shall be responsible for the cleaning of other garbage.

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Article 11 Agreement on Fire Control Management

1. Party B shall automatically become the responsible person for the fire prevention of the business site from the date of the use of the business site. Party B shall be obliged to do a good job in the fire prevention of the park and the building.

2. Party B must set up fire extinguishers and smoke masks for a long time and replace them regularly so as to keep the equipment in effective use.

3. It is strictly forbidden to accommodate, light fire, cook food, or place inflammable and explosive articles in the operating site, to burn incense and worship gods in the operating site, and to set off firecrackers and fireworks.

4. Damage and unauthorized use of public firefighting equipment (except firefighting) are strictly prohibited. Damage should be compensated according to price.

5. Party B shall be responsible for informing its employees of the agreement of the park. Party B shall be responsible for the compensation of losses caused by improper acts of Party B’s employees and customers.

6. If Party B causes fire and other disasters in violation of fire safety regulations and park management regulations, and causes losses to Party A or other lessees or other third parties, Party A must bear full liability for compensation, and Party A may treat Party B as a fundamental breach of contract, according to the method of breach of contract.

Article 12 Agreement on Security Management

1. Party A set up a security team 24 hours a day to provide security services for the park, set up fixed posts and patrol posts, and effectively maintain the order of the park operation. Party B must abide by and cooperate.

2. Party B shall take safety precautions on its own. Party A shall not bear any responsibility for the theft or loss of Party B’s property during the operation period.

3. Entry into the park at non-operating time must be subject to registration. Goods in and out of the park must have Party B’s signature or valid certificate before they can be released.

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Part Three: Agreement on the Management and Management of Parks

Article 13 Business Aspects

1. The operating time in the park is 8:00-21:00 per day (excluding the independent operating time in the factory of Party B), or the time adjusted at that time shall prevail. Over time, the administrative office must be declared in writing, and the rest of the time is not allowed to operate, in order to prevent the occurrence of fire and theft and other phenomena.

2. In the business premises leased by Party B, the goods in the room shall be insured by Party B. Party A shall not be liable for any inundation, dampness, damage, fire or theft of the goods or goods caused by natural disasters.

3. During the lease period, if Party B really needs to sublet, sublet, transfer or exchange business sites with others, or abandon them to others, it must obtain the written consent of Party A. Otherwise, Party B shall be deemed to be in fundamental breach of contract.

4. Party B shall not sell or mortgage the business site.

5. If Party A agrees in writing to Party B’s sublease, Party B shall not post and transfer the sublease privately in the park or in the leasing site.

If the advertisements such as letting or renting need to be posted, they must be entrusted to Party A’s administrative office and posted at the place designated by Party A.

6. Party B is not allowed to pull or connect routes in disorder in the park. If necessary, Party A must apply to Party A first.

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Construction shall be carried out as required after written approval by the Party. If the line is pulled or connected indiscriminately without approval, Party A will order the rectification to be restored within a time limit. If the rectification has not been restored after two orders, Party A has the right to rectify it by itself, and the cost of rectification shall be borne by Party B. If Party B refuses to accept the rectification, it will be regarded as Party B’s fundamental breach of contract.

Article 14 Legitimate Business Operation

1. Party B must apply to the industrial and commercial departments for business licenses and tax registration certificates of state and local taxes. If Party B is punished by relevant departments for failing to do so after expiration, Party B shall bear all responsibilities. Party A has the right to urge Party B to deal with it. If the operation is long-term without certificate for more than half a year, it will be regarded as Party B’s fundamental breach of contract.

2. Party B must operate legally, and the commodities it operates or sells must be qualified products, not counterfeit and inferior products.And cooperate with Party A to create a counterfeit-free Park and create a good brand image of the park.

3. Party A is the lessor of the business site, and does not bear Party B’s business responsibility. If Party B causes customer complaints due to Party B’s reasons (including: Party B’s operation, sale of fake and inferior products and product quality problems), or is punished by the administrative department or is awarded compensation liability by the court, Party A pays for the responsibility and compensation. Party B shall bear all the expenses (including attorney’s fee, litigation fee, investigation fee, travel fee, communication fee, etc.) and shall directly deduct such expenses as compensation from the performance bond paid by Party B. If the performance bond is insufficient to cover the above expenses, Party B shall make sure that the amount of the above insufficient part is supplemented within three days and pay the performance bond again to Party A. Otherwise, it will be regarded as Party B’s fundamental breach of contract.

4. Party B shall pay relevant fees such as industrial and commercial administration fees, state tax and local tax to the relevant departments.

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5. When Party B withdraws from the lease for any reason, it must go through the formalities of tax payment certificate, business suspension and so on before it can go through the formalities of settlement and sublease transfer with Party A.

6. The creditor’s rights and debts generated by Party B in the course of operation have nothing to do with Party A.

7. Party B shall not disrupt the operation order of the park, gather people to make trouble, spread rumors, gatherings, etc., or issue leaflets and documents to the owners of the park. Any person who finds such an act will be regarded as Party B’s fundamental breach of contract.

Article 15 Parks’ Accidents and the Exemption of Liability of Both Parties

1. Party A has the right to adjust the overall planning of the park, dismantle or build additional business sites for the development needs of the park. Party B knows the situation and accepts it.

2. Party A may change the general name of the park or increase or decrease the business of the park according to the development of the park. Party B knows about the situation and accepts it.

3. During the lease period, if the contract cannot be continued due to state expropriation, requisition of leased sites or force majeure, the contract shall be automatically terminated and neither party shall be liable for breach of contract.

Part IV Other Agreements

Article 16 Liability for breach of contract and its treatment

1. During the contract period, if Party A breaches the contract, Party B has the right to cancel the contract unilaterally; Party A must return the performance bond to Party B once and for all within one month of receiving Party B’s notification, as compensation for Party B’s breach of contract, and at the same time refund the expenses paid by Party B for the remaining months. Party B shall also empty all goods or articles in the business site and go through the formalities for handover of the business site with Party A.

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2. During the contract period, if Party B breaches the contract, Party A has the right to cancel the contract unilaterally. At this time, the performance bond, rent and other expenses paid by Party B shall not be refunded, and Party B shall compensate Party A for the actual losses (including the anticipated profit losses). Party B shall empty the business site and return the key to Party A within three working days after Party A proposes to terminate the contract, otherwise Party B shall be deemed to have abandoned the ownership of all facilities, equipment, goods and other items in the business site on its own.

3. Party A shall have a lien on the goods, facilities and equipment in Party B’s operating site. When this contract is terminated or terminated, if Party B defaults Party A’s expenses, Party A shall have the right to offset the related expenses with the goods, facilities and equipment in Party B’s operating site, or 20%-50% of the purchase price, facilities and equipment cost of such goods. % Calculate the amount owed.

Article 17 Special Agreement

1. If Party B fails to pay all the expenses stipulated in this contract after 15 days, Party B shall be deemed to be in fundamental breach of contract.

2. Party B shall bear the full liability for compensation if Party B’s operation causes the comprehensive renovation of the park and causes losses to other tenants and Party A.

3. If the relevant government departments want to register the lease relationship, both parties shall obey it. The fees charged by the government shall be borne separately according to the regulations of the government.

4. The agreement on the management and operation of the park in this contract is still not detailed. Party A may formulate the Regulations on the Management of the Park and its related management regulations according to the operation of the park. The Regulations on the Administration of Parks and related regulations are annexes to this contract, which are an integral part of this contract and have the same legal effect.

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5. Party B confirms that the effective communication address outside the leased business site is Room 1101, E Block, Guanghua Garden, Binhe Road, Futian District, Shenzhen City, Guangdong Province. The addressee is Wu Zeming, postcode: 518000, telephone: 0755-83460127, mobile phone: 15989539970.

6. In case of disputes arising from this contract, the two parties shall settle them amicably through consultation. If no lawsuit can be brought after consultation, the people’s court of the place where the leased property is located shall have jurisdiction.

7. This contract is in duplicate, Party B holds one copy and Party A holds one copy, which has the same legal effect. Both parties shall enter into force on the date of signature and seal. For matters not covered in this contract, the two parties may sign a supplementary agreement separately.

Party A: Shenzhen Qifeng Logistic Chain Service Co., Ltd.

Stamp

Party B (lessee): Shenzhen Qianhai Jin Wan Hong Industrial Co., Ltd.

Stamp

Stamped Date: 2016/10/17

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